UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Clean Energy Combustion Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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CLEAN ENERGY COMBUSTION SYSTEMS INC.
[NAME AND LOGO]

September 12, 2002

To Our Shareholders:

I am pleased to invite you to attend the 2002 Annual Meeting of Shareholders of Clean Energy Combustion Systems, Inc., to be held on Friday, October 18, 2002, at 11:00 a.m., Pacific Coast Time, at Clean Energy's offices located at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada.

In anticipation of the annual meeting, we enclose for your review a formal Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting, and a proxy card. We also enclose a copy of our Annual Report on Form 10-K for our 2001 fiscal year, which provides additional current information relating to Clean Energy and our business.

If you hold either our common stock or series 'B' preferred stock as of the close of business on September 4, 2002, you will be entitled to vote at the annual meeting. The principal purpose of the annual meeting, as more particularly described in the enclosed Notice of Annual Meeting and Proxy Statement, is to elect seven directors to our board of directors and to ratify the appointment of our independent auditors. You should note that our board of directors unanimously recommends a vote for each of the nominated directors, as well as the other proposals. Please note that we plan to conduct a short meeting to focus on these items, and related discussion. After that, we will provide time for your questions and comments.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted. For that reason we request that you submit your proxy as soon as possible. If you decide to attend the annual meeting, and desire to vote your shares personally, you will of course have that opportunity.

We would like to express our appreciation for your continued interest in Clean Energy, and hope you can be with us at the annual meeting.

Sincerely, /s/ John P. Thuot John P. Thuot President

7087 MacPherson Avenue, Burnaby, British Columbia, Canada V5J 4N4
Tel: 604.435.9339 Fax: 604.435.9329

CLEAN ENERGY COMBUSTION SYSTEMS INC.
[NAME AND LOGO]

2002 Annual Meeting Of Shareholders

Notice Of Annual Meeting And Proxy Statement

Date and Time	Friday, October 18, 2002, at 11:00 a.m., Pacific Coast Time.
Place	7087 MacPherson Avenue, Burnaby, British Columbia, Canada.
Items of Business

  To elect seven directors to serve until the Annual Meeting of Shareholders to be held in the year 2003;

  To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ended December 31, 2002; and

  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Whom May Vote	You may vote if you are a holder of our common stock or series 'B' preferred stock as of the record date for our annual meeting.
Record Date	September 4, 2002.
Annual Report	Our 2001 Annual Report on Form 10-K, which is not a part of our proxy soliciting materials, is enclosed.
Voting By Proxy

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions, please refer to the "Questions And Answers" section beginning on page * of this proxy statement and the instructions on the proxy card.

Mailing Date	This Notice of Annual Meeting and Proxy Statement and accompanying Proxy Card and Annual Report on Form 10-K are being distributed on or about September 12, 2001

.

Questions And Answers

Q: Why Am I Receiving These Materials?

A: The board of directors of Clean Energy Combustion Systems, Inc., a Delaware corporation (sometimes referred to in these proxy materials as "we," "our company" or "Clean Energy"), is providing these proxy materials to you in connection with our annual meeting of shareowners to be held on October 18, 2002. As a holder of record or beneficial owner of our Clean Energy common stock, series 'A' preferred stock or series 'B' preferred stock (sometimes referred to in these proxy materials as our "common shares," "series 'A' preferred shares" or "series 'B' preferred shares," respectively), you are invited to attend the annual meeting. If you are a holder of record or beneficial owner of either our common or series 'B' preferred shares (sometimes referred to in these proxy materials as a "common shareholder" and "series 'B' preferred shareholder," respectively), you will be entitled to and requested to vote on the proposals described in this proxy statement reserved for your class of Clean Energy stock. If you are a holder of record or beneficial owner of our series 'A' preferred shares (sometimes referred to in these proxy materials as a "series 'A' preferred shareholder") you are also invited to attend the annual meeting, although, as discussed below, there are no proposals scheduled to be voted on which require your vote.

Q: What Information Is Contained In These Materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting and the voting process, as well as additional information concerning Clean Energy we are required to give you under the regulations of the United States Securities and Exchange Commission (the "SEC"). We are also including with this proxy statement our annual report on form 10-K for fiscal 2001, which includes an updated description of our business and full consolidated audited financial statements for our most recent fiscal year ended December 31, 2001.

Q: What Proposals Are Our Common And Series 'B' Preferred Shareholders Entitled To Vote Upon At Our Annual Meeting?

A: There are two proposals scheduled to be voted on at the annual meeting by our common and series 'B' preferred shareholders, voting together as a single class:

  the election of seven directors, and

  the ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2002.

Q: What Is Clean Energy's Voting Recommendation To Our Common And Series 'B' Preferred Shareholders?

A: Our board of directors recommends to our common and series 'B' preferred shareholders that you vote your shares "FOR" each of the seven director nominees to our board of directors, and "FOR" the ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2002.

Q:: What Proposals Are Our Series 'A' Preferred Shareholders Entitled To Vote Upon At Our Annual Meeting?

A: There are no proposals scheduled to be voted on at the annual meeting by our series 'A' preferred shareholders. While our series 'A' preferred shareholders are entitled to designate or appoint one or more directors under our certificate of incorporation, they have advised us that they will decline to do so at this time.

Q: What Shares Can I Vote?

A: You may vote all common and series 'B' preferred shares which you own as of the close of business on September 4, 2002, the record date for this annual meeting. These shares include shares held directly in your name as the shareowner of record, and shares held for you as the beneficial owner through a stockbroker or bank.

Q: How Can I Vote My Shares In Person At The Meeting?

A: Yes, you may vote your shares in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How Can I Vote My Shares Without Attending The Meeting?

A: You should submit your proxy directly to Clean Energy's stock transfer and registrar, Jersey Transfer & Trust Company, either by mail or by facsimile. Jersey Transfer & Trust Company's address is 201 Bloomfield Avenue, Verona, New Jersey, USA 07044, and its telephone and facsimile numbers are (973) 239-2712 and (973) 239-2361, respectively.

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How Are Votes Counted?"

Q: Can I Change My Vote?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q: How Are Votes Counted?

A: In the election of directors, you may vote "FOR" all of the nominees for which your class of Clean Energy securities entitle you to vote, or your vote may be "WITHHELD" with respect to one or more of those nominees.

For the other proposals for which your class of Clean Energy stock entitles you to vote, including the ratification of the appointment of our independent auditors, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST."

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors, i.e.:

  with respect to the election of nominees to our board of directors, "FOR" all of Clean Energy's nominees for which your class of Clean Energy securities entitle you to vote;

  with respect to the ratification of independent auditors for fiscal 2002, "FOR" the ratification of Deloitte & Touche LLP; and

  with respect to any other matters that properly come before the meeting for which your class of Clean Energy stock entitles you to vote, in the discretion of the proxy holders as discussed below in "Q: What Happens If Additional Proposals Are Presented At The Meeting?"

Each of our director nominees has consented to his nomination for election. Should any director nominee no longer remain a candidate at the time of our annual meeting, your proxy card will be voted for the election of a replacement nominee to be designated by our board of directors to fill that vacancy.

Q: What Is The Voting Requirement To Approve Each Of The Proposals?

A: In the case of the election of the director positions, the seven persons receiving the highest number of "FOR" votes by the holders of our common and series 'B' preferred stock voting as a single class will be elected. All other proposals, including the ratification of the appointment of our independent auditors, require the affirmative "FOR" vote of a majority of those shares present and entitled to vote.

Q: Do I Need An Admission Ticket To Attend The Meeting?

A: All Clean Energy shareholders are welcomed to attend our annual meeting. You will, however, be required to provide proof of identification should you desire to vote your shares at the annual meeting

Q: Where Can I Find The Voting Results Of The Meeting?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on form 10-Q for the third quarter of fiscal year 2002, which we expect to file with the SEC on or before November 14, 2002.

Q: What Happens If Additional Proposals Are Presented At The Meeting?

A: Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, namely, Messrs. John P. Thuot (our President) and Barry A. Sheahan (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Q: What Classes Of Shares Are Entitled To Vote At the Meeting?

A: Generally speaking, our common and series 'B' preferred shareholders are entitled to vote as a single class on all matters that affect our company, with the exception of selected matters enumerated in our certificate of incorporation that are subject to the consent of or reserved for our series 'A' preferred shareholders. These matters generally relate to the appointment of one or more directors and actions that may adversely affect the rights and privileges reserved for that class of securities.

Each share of common stock, series 'A' preferred stock and series 'B' preferred stock outstanding as of the close of business on the record date (September 4, 2002) will be entitled to one vote on all proposals being voted upon at the annual meeting by that class of securities, including any additional proposals. As of the record date, there were 10,206,694 common shares, 1,000 series 'A' preferred shares, and 175,001 series 'B' preferred shares issued and outstanding.

Q: What Is The Quorum Requirement For The Meeting?

A: The quorum requirement for holding our annual meeting and transacting business is a majority of the outstanding shares of the classes of our securities entitled to vote at that meeting-i.e., our common stock and series 'B' preferred stock as a single class, and our series 'A' preferred stock should any matter requiring their vote be raised-present in person or represented by proxy and entitled to be voted. Abstentions are counted as present for the purpose of determining the presence of a quorum.

Q: Is Cumulative Voting Permitted For The Election Of Directors?

A: Cumulative voting does not apply to our annual meeting as we are not required under Delaware corporate law, and have not elected under our certificate of incorporation or bylaws, to provide for cumulative voting.

Q: Who Will Count The Votes?

A: A representative of our company will tabulate the votes and act as the inspector of election.

Q: Who Will Bear The Cost Of Soliciting Votes For The Meeting?

A: Clean Energy will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for those solicitation activities. .

Q: May I Propose Actions For Consideration At Next Year's Annual Meeting Of Shareowners Or Nominate Individuals To Serve As Directors?

A: You may submit proposals for consideration at future shareowner meetings, including director nominations.

Nomination Of Director Candidates: You may propose director candidates for consideration by our board of directors. Any recommendations for director candidates should be directed to Clean Energy's corporate secretary at our executive offices in Burnaby, British Columbia, Canada. In addition, our bylaws permit shareowners to nominate directors at a shareowner meeting. In order to make a director nomination at a shareowner meeting, it is necessary that you notify Clean Energy not fewer than 120 days in advance of the day specified as the mailing date in our proxy statement for the prior year's annual meeting of shareowners. Thus, since September 12, 2002 is specified as the mailing date in this year's proxy statement, in order for any such nomination notice to be timely for next year's annual meeting, it must be received by Clean Energy not later than May 13, 2003 (i.e., 120 days prior to September 12, 2003). In addition, the notice must meet all other requirements contained in our bylaws.

Any nomination for a director nominee must contain the following information:

  the nominee's name, age, business address and, if known, residence address;

  the nominee's principal occupation or employment; and

  the number of shares of each class of our stock which the nominee beneficially owns.

No person may be elected as a director unless he or she has been nominated by a holder of our common stock in the manner just described.

Shareowner Proposals: In order for a shareowner proposal to be considered for inclusion in Clean Energy's proxy statement for next year's annual meeting, we must also receive the written proposal by no later than the previously noted May 13, 2003. These proposals must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials. Similarly, in order for a shareowner proposal to be raised from the floor during next year's annual meeting, we must receive written notice by no later than May 13, 2003, and shall contain such information as required under our bylaws.

We suggest that any nominations or proposals be submitted by certified mail-return receipt requested. Clean Energy reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Copy Of Bylaw Provisions: You may contact Clean Energy's corporate secretary at our headquarters for a copy of the relevant bylaw provisions regarding the requirements for making shareowner proposals and nominating director candidates.

Q: How Are Transactions Denominated in Canadian Dollars Converted Into U.S. Dollars For Purposes Of This Proxy Statement?

A: All references to "dollars" in this proxy statement refer to United States or "U.S." dollars, unless specific reference is made to Canadian or "CDN" Dollars. Since compensation paid to Clean Energy employees, as well as a number of Clean Energy transactions, are effected in transactions denominated in Canadian dollars, certain information contained in this proxy statement, principally salary amounts, have been converted into U.S. dollars in order to satisfy reporting rules. As a general rule of thumb, information relating to historical amounts paid over a period of time are converted at the average exchange rate for that period, while information relating to amounts that will be paid over a prospective period of time are converted at the exchange rate as of the date of this proxy statement or other indicated date.

Q: How Can I Get Further Information?

A: If you have questions or need more information about the annual meeting, please write to Clean Energy at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4. You may also contact Clean Energy investor relations by telephone at (604) 435-9339 or by fax (604) 435-9329 or by e-mail at shareinfo@clean-energy.com.

Any questions you may have relating to title to your securities or your address of record should be addressed to Clean Energy's stock transfer and registrar, Jersey Transfer & Trust Company, 201 Bloomfield Avenue, Verona, New Jersey, USA 07044. You may also contact Jersey Transfer & Trust Company by telephone and facsimile at (973) 239-2712 and (973) 239-2361, respectively.

Proposal No. 1: Election Of directors
(Vote reserved for common and series 'B' preferred shareholders)

There are seven nominees for election to our board of directors as directors this year, namely, Messrs. John D. Chato, John P. Thuot, Barry A. Sheahan, R. Dirk Stinson, L. Clive Boulton, William D. Jackson and John L. Howard. Each of the nominees has served as a director since our last annual meeting, except for Mr. Howard, whom our board of directors appointed to serve after that meeting in March 2002, and who will stand for election as a director by our common and series 'B' preferred shareholders for the first time at this year's annual meeting. Information regarding the business experience of each of these nominees is provided below. The directors are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. There are no family relationships among our executive officers and directors except as described below.

The designated proxy holders will vote each proxy received by them from our common and series 'B' preferred shareholders as directed on their proxy cards or, if no direction is made, for the seven nominees named above. If any of these nominees should be unable or unwilling to serve, the discretionary authority granted to the proxy holders as provided in the proxy card will be exercised to vote for a substitute nominee designated by our board of directors. We have no reason to believe that any substitute nominee will be required.

The seven nominees receiving the highest number of votes cast by our common and series 'B' preferred shareholders, voting as a single class, will be elected to fill the seven director positions. The proxies cannot be voted for more than seven nominees.

Our board of directors recommends to our common and series 'B' preferred shareholders that you vote "FOR" the election of Messrs. Chato, Thuot, Sheahan, Stinson, Boulton, Jackson and Howard as our seven directors. Proxies solicited by our board of directors will be so voted unless the common shareholder tendering the proxy specifies otherwise.
John D. Chato Age 61 Director since March 1999

Mr. Chato, who is the Chairman of our board of directors and a founder of Clean Energy, is the inventor and developer of the our pulse blade combustion and diesel fuel technologies and also manages our research and development team under contract with his company Clean Energy Technologies (Canada) Inc.. Mr. Chato has over 40 years experience in engine rebuilding, engine design and general combustion research, and has developed theories which apply ram scavenge and carburetion principles to internal combustion engines. Mr. Chato holds many patents including a design for electrical generation which combines pulse combustion and the principles of magneto-hydrodynamics, or MHD. Prior to founding Clean Energy in March 1999, Mr. Chato was engaged for over ten years in research and development efforts by, and was and continues to be a principal shareholder of, a group of three affiliated British Columbia corporations, BO Tech Burner Systems Ltd., BO Tech Burner Systems Ltd., and BO Gas Limited (whom we refer to in this proxy statement as the "BO Group of Companies") who expended over CDN $4 million in primary development for our pulse combustion technology over the ten year period ended December 31, 1998.

John P. Thuot Age 54 Director since March 1999

Mr. Thuot was a founder of Clean Energy in March 1999, and has been its President since that date. Mr. Thuot has been involved with our pulse combustion technology for over twelve years, including through his involvement with the BO Group of Companies. Mr. Thuot has served as Secretary and Treasurer for BO Development Enterprises Ltd., since 1988. In 1994, he assumed the position of Vice President and Chief Operating Officer of BO Tech Burner Systems Ltd. In 1995, he also assumed the role of Vice President and Chief Operating Officer of BO Gas Limited. Before his involvement with the BO Group, Mr. Thuot was Fire Material Coordinator for the Cassiar Forest District, Government of British Columbia, from 1986 to 1988. From 1978 to 1986 he was part owner and Operations manager of J&J Placer Mining, a placer gold operation in the Cassiar-Dease Lake area of northern British Columbia. Mr. Thuot served as electrical foreman for Commercial-Federal Electric from 1976 to 1978. Prior to that, Mr. Thuot was part owner and Electrical Supervisor for L&H Construction in Grand Forks, British Columbia from 1974 to 1976, an account executive for GWG Limited of Edmonton, the largest clothing manufacturing company in Canada, from 1970 to 1974, and an operator of the world's largest rotary kiln of its day for Northwood Pulp in Prince George, British Columbia, from 1968 to 1970. Mr. Thuot is a graduate of Regiopolis College, Kingston, Ontario.

Barry A. Sheahan Age 51 Director since March 1999

Mr. Sheahan was a founder of Clean Energy in March 1999, and has been its Chief Financial Officer and Secretary since that date. Mr. Sheahan is a chartered accountant who earned his C.A. designation in 1982 after ten years in the financial services industry. He was immediately accepted into partnership with a regional firm and, in 1984 started his own practice in Vancouver, British Columbia. Over the next ten years he continued to provide accounting and tax advisory services, developing a clientele of over 1,000, at which time he sold his practice in order to enable him to focus on a few key corporate clients, primarily technology companies. Since 1994 and before becoming Clean Energy's Chief Financial Officer in March 1999, Mr. Sheahan acted as a financial consultant to several companies, including the BO Group of Companies.

R. Dirk Stinson Age 50 Director since January 2000

Mr. Stinson is a business management consultant and private investor with a background in the heat transfer and oil and gas exploration industries. Most recently, Mr. Stinson has served as a director since January 1996 through December 2000, and President from January 1996 through April 1999, of Energy Exploration Technologies, a publicly traded wide-area oil and gas exploration reconnaissance technology company. In September 1995 Mr. Stinson co-founded Energy Exploration Technologies' privately-held predecessor company, Pinnacle Oil Inc., of which he served as President and a director through April 1999.

Prior to forming Energy Exploration Technologies, Mr. Stinson worked for over twenty years as a business management consultant and entrepreneur. From 1980 through 1989, Mr. Stinson managed a number of businesses in Hawaii, including Commercial Energy Systems, Inc., the Industrial and Commercial division of PRI Energy Systems, and Pacific Marine. Following his return to Canada in 1990, Mr. Stinson worked in the automobile industry primarily in the fleet and lease sales, and as fleet and lease manager for a Nissan dealership. From 1992 to 1994, Mr. Stinson worked as a sales executive for Premier Plastics Ltd. and Century Plastics Ltd. and, in 1995, became the President of EIC-Energy Interface Corporation in Vancouver, British Columbia, Canada, a wholly-owned subsidiary of International Parkside Products, Inc. Mr. Stinson studied Communication Arts at the Southern Alberta Institute of Technology.

L. Clive Boulton Age 48 Director since June 2000

Mr. Boulton is a commercial litigation partner at, and since 1986 has been employed by, DuMoulin & Boskovich, a Vancouver-based Canadian law firm which has provided corporate legal services to Clean Energy since our founding. Mr. Boulton received his LL.B. degree from the University of British Columbia in 1978 and is a member of the Law Society of British Columbia.

William D. Jackson Age 75 Director since February 2001

Dr. Jackson is an internationally recognized expert in energy and environmental systems and is President and Technical Director of the HMJ Corporation, a Washington D.C.-based research and development consulting firm. Dr. Jackson has over thirty years experience in both research and development and project management. His principal area has been the development and commercialization of advanced energy technologies for both terrestrial and space applications. He served for five years as Director of the U.S. Department of Energy's Magnetohydrodynamics Power Generation Division. Through this work, he has become expert in the fluid dynamics, chemistry and electrical properties of pulse combustion. He is also currently an Adjunct Professor of Engineering at the George Washington University where he teaches advanced power and environmental courses. In addition to his duties as a director of Clean Energy, Dr. Jackson will act as our Principal Scientist. Dr. Jackson will also be offering his extensive connections and experience toward the attainment of contracts and the preparation of research and development grants. Dr. Jackson holds B.Sc. and Ph.D. degrees from the University of Glasgow in Glasgow, Scotland.

John L. Howard, Q.C. Age 70 Director since March 2002

Mr. Howard has had a long and distinguished career in law, business and government. Most recently until his retirement in October 1996, Mr. Howard served as Senior Vice-President, Law and Corporate Affairs, of MacMillan Bloedel Limited, one of Canada's largest forest and paper products companies until its acquisition by the Weyerhaeuser Company in 1999. He first joined MacMillan Bloedel Limited in 1979 as Vice-President and General Counsel, and in 1981 was appointed Senior Vice-President, Law and Corporate Affairs, with responsibility for the administration of legal and government affairs, as well as management of other internal support services.

Prior to joining MacMillan Bloedel, Mr. Howard spent twelve years as a federal public servant administering regulatory programs, including eight years as Assistant Deputy Minister in Consumer and Corporate Affairs Canada. In these capacities Mr. Howard was directly responsible for administering regulatory programs relating to labor unions, corporations, securities markets and bankruptcies, and indirectly involved in programs relating to consumer protection, competition law and patent and trademark law. During this period Mr. Howard authored or consulted in the publication of several major policy studies relating to the regulation of corporations, bankrupt estates, mutual funds and securities markets, and co-drafted several federal bills or proposed bills relating to these subjects. Mr. Howard also participated in developing Canadian accounting standards for public companies as a member and chairman of the Accounting Research Advisory Board of the Canadian Institute of Chartered Accountants.

Mr. Howard holds a bachelor of commerce degree and a bachelor of law degree from the University of British Columbia, and a masters of law degree from Harvard University. In recognition of his contributions in the field of law, Mr. Howard was appointed a Canadian Queen's Counsel or Q.C. in 1977. He is also a member of the Law Society of British Columbia and a former member of the Law Society of Quebec.

Proposal No. 2: Ratification of Appointment of Independent Auditors
(Vote reserved for common and series 'B' preferred shareholders)

Our board of directors has approved the appointment of Deloitte & Touche LLP, which has served as our independent auditors since our founding, as our independent auditors for our 2002 fiscal year. Since we believe it is important for Clean Energy to receive your input on our selection of independent auditors for our company, that appointment is being presented to you for ratification. We expect a representative of Deloitte & Touche LLP will attend the annual meeting, and we will extend the opportunity to the representative to make a statement if he or she desires to do so. This representative will also be available to answer any questions you may have.

Summarized below is the aggregate amount of professional fees billed by Deloitte & Touche LLP with respect to fiscal 2001 for the following enumerated services:

Audit and financial statement review fees	$ 22,455
Financial information systems design and implementation fees	0
All other fees, including tax consultation and preparation	11,700

 Our board of directors has not to date considered whether the provision by Deloitte & Touche LLP of any non-audit services including those described above is incompatible with maintaining its independence as our auditor.

You should note that your ratification of our selection of Deloitte & Touche LLP as our independent auditors for fiscal 2002 is advisory only and not binding upon Clean Energy, although our board of directors will seriously consider your objections in not ratifying the appointment. Even if our board of directors were to seek other independent auditors as a consequence of your objections, it is likely, because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current year, that the appointment of Deloitte & Touche LLP would stand for our 2002 fiscal year unless our board of directors were to find other good reason to make a change. Our board of directors also reserves the right to engage any other independent auditors at any time, notwithstanding your ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2002, should it deem it to be in the best interests of Clean Energy and its shareholders.

Our board of directors recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our 2002 fiscal year. Proxies solicited by our board of directors will be so voted unless the holder of common stock tendering the proxy specifies otherwise.

Proposal No. 3: Other Matters

The enclosed proxy card gives the proxy holder discretionary authority to vote the shares held by the shareholder tendering the proxy in accordance with the proxy holder's best judgment with respect to all additional matters which might come before the annual meeting. In addition to the scheduled items of business, the annual meeting may consider shareholder proposals omitted from this proxy statement pursuant to the SEC's proxy rules and matters related to the conduct of the annual meeting. At the date of printing of this proxy statement, we are not aware of any other matter which would be presented for action before the annual meeting.

Board Of Directors

Our board of directors was comprised of six directors for most of fiscal 2001, and held four meetings during that fiscal year. No director attended less than 75% of the total number of those meetings. Our board of directors also approved numerous additional corporate matters during fiscal 2001 through unanimous written consents. We increased the size of our board in March 2002 to seven directors.

At present, our board of directors consists of seven members, all of whom are of whom are appointed by our common and series 'B' preferred shareholders, and none of whom are presently acting for our series 'A' preferred shareholders. Specifically, our bylaws permit our board of directors to fix the number of its authorized members from two to twelve. Our series 'A' preferred shareholders are given the additional right to appoint a number of "series 'A' directors" which would, when aggregated with the number of our non-series 'A' directors, equal one-fourth of the aggregate number of directors, or the minimum whole number in excess of one-fourth should the aggregate number of directors not be a multiple of four. Some of the provisions contained in our certificate of incorporation and bylaws govern and, in some cases circumscribe, the rights of our shareholders to appoint or remove directors, and to call special meetings or take actions by written consent. Since we currently have seven directors, we would be obligated under our certificate of incorporation to appoint two series 'A' directors were our series 'A' preferred shareholders to exercise their appointment rights.

Our certificate of incorporation specifically provide that our common and series 'B' preferred shareholders shall have no right to vote for our series 'A' directors, and our series 'A' preferred shareholders shall have no right to vote for our non-series 'A' directors. The removal of any series 'A' director shall require only the affirmative vote of holders of a majority of the then outstanding shares of our series 'A' preferred stock. The vacancy of any non-series 'A' director position, from whatever cause, shall require only the affirmative vote of holders of a majority of the then outstanding shares of our common and series 'B' preferred stock, voting as a class.

Standing Board Committees And Independence Of Directors

Our board of directors has not established any committees, including audit, compensation or nominating committees, to date, and does not anticipate it will do so until the company makes application for a listing on an established exchange.

Of our seven directors, only three, Messrs. L. Clive Boulton, William D. Jackson and John L. Howard, would be considered "independent" within the meaning of the rules of Nasdaq and the New York and American Stock Exchanges. Of these directors, only Mr. Howard would be considered to have the qualifications resulting from a professional accounting background and experience or overall financial sophistication that would otherwise be required for a member of an audit committee. Mr. R. Dirk Stinson would be considered to have the experience and overall financial sophistication that would otherwise be required for a member of an audit committee, however, Mr. Stinson would not be considered independent on the basis of his indirect holding of ten percent or more of any class of Clean Energy's securities. Accordingly, in order to establish a qualified audit committee meeting the requirements of the rules of Nasdaq and the New York and American Stock Exchanges, Clean Energy will need to attract additional independent outside board members.

Compensation Of Directors

We currently compensate our directors who are not executive officers for serving on our board of directors through the grant of options tied to their continued service on our board. We do not currently compensate our directors who are also executive officers for serving on our board since they already receive compensation in the form of salary and option grants tied to their continued employment as executive officers. We reimburse all of our directors for any reasonable out-of-pocket expenses they may incur in connection with attendance at board meetings.

On January 20, 2000, we granted non-qualified options under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan to Mr. R. Dirk Stinson entitling him to purchase 60,000 unregistered shares of our common stock as an inducement for serving on our board of directors. On February 8, 2001, we granted non-qualified options under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan to Messrs. L. Clive Boulton and William D. Jackson, entitling each of these directors to purchase 60,000 unregistered shares of our common stock, as an inducement for serving on our board of directors. On March 15, 2002, we granted non-qualified options under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan to Mr. John L. Howard entitling him to purchase 60,000 unregistered shares of our common stock as an inducement for serving on our board of directors. The exercise price all of the foregoing options was $2 per share, which was based upon the exercise price fixed for options previously granted to our executive officers. The options for Messrs. Stinson, Jackson and Howard vest in equal installments upon the conclusion of his first through third annual anniversary of service on our board of directors, while the options for Mr. Boulton were vested one-third upon date of grant, with the balance to be vested in equal installments upon the conclusion of the first and second anniversaries of the date of grant based upon continued service on our board of directors. All of the foregoing options lapse, if unexercised, five years following the date of vesting.

Compensation Committee Interlocks And Insider Participation

During fiscal 2001, there were no actions taken by our board of directors relating to the compensation of any of our executive officers who were also serving as one of our directors (each of whom is referred to in this proxy statement as an "executive officer-director").

Business Experience Of Executive Officers

Set forth below are Clean Energy's executive officers and a summary of their business experience:
John P. Thuot Age 54 President	For a summary of Mr. Thuot's business experience, see "Proposal No. 1: Election of Directors" above.
Barry A. Sheahan Age 51 Chief Financial Officer and Secretary	For a summary of Mr. Sheahan's business experience, see "Proposal No. 1: Election of Directors" above.
John D. Chato Age 61 Head of Research And Development	For a summary of Mr. Chato's business experience, see "Proposal No. 1: Election of Directors" above.

 Ownership Of Securities By Management And Principal Shareholders

The following table sets forth certain selected information, computed as of July 30, 2002, about the amount and nature of our securities "beneficially owned" (as that term is defined below) by the following persons as of that date:

  each of our current directors and director-nominees;

  each of our executive officers (as that term is defined below) ;

  each person who is a beneficial owner of more than 5% of any class of our outstanding securities with voting rights; and

  the group comprised of our current directors, director-nominees and executive officers.

Under SEC rules, a person is deemed to "beneficially own" any securities over which he or she has or shares either investment or voting power. As a result, several persons may report ownership of the same shares for purposes of this table, even though they may have no pecuniary interests in those shares. Pursuant to SEC rules, a person is also deemed to own shares issuable under any options, warrants, rights or conversion privileges which are or may become exercisable by that person within 60 days of the date of calculation. You should note that the method of calculation for this table differs from that used to calculate beneficial ownership for other reports required under the federal securities laws, including section 16 of the Exchange Act which calculates beneficial ownership based solely upon pecuniary interests.

Under SEC rules, a company's "executive officers" includes its president, secretary, chief financial officer or treasurer, any vice-president in charge of a principal business function such as sales, administration or finance, and any other person who performs similar policy making functions for the company.

This information contained in this table was given to us by our shareholders. We believe that each of these individuals or entities has sole or shared investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

	Common Stock (2)		Series 'A' Preferred Stock (2)		Series 'B' Preferred Stock (2)
Name (1)	Amount	%	Amount	%	Amount	%

John P. Thuot (3)(4)(5)	752,956 (6)(11)	7.4%	-	-	-	-
Barry A. Sheahan (3)(4)	162,948 (7)(11)	1.6%	-	-	-	-
John D. Chato (3)(4)(5)	1,749,353 (8)(11)	17.1%	1,000	-	-	-
R. Dirk Stinson (3)(4)(5)	2,042,863 (9)(11)	20.0%	1,000 (10)	100%	125,001 (10)	71.4%
L. Clive Boulton (4)	100,479 (11)	1.0%	-	-	-	-
William D. Jackson (4)	- (11)	-	-	-	-	-
John L. Howard (4)	- (11)	-	-	-	-	-
JPT 2 Holdings Ltd.	677,956 (12)	6.6%	-	-	-	-
J9 Enterprises Ltd.	1,417,116 (13)	13.9%	-	-	-	-
Ravenscraig Properties Limited	1,554,919 (14)	15.2%	1,000	100%	125,001	71.4%
Executive officers and director-nominees as a group	4,808,599	47.1%	1,000	100%	125,001	71.4%

      * Less than one-tenth of one percent.

  The business addresses of the persons comprising this table are: Messrs. Chato, Thuot and Sheahan, JPT 2 Holdings Ltd. and J9 Enterprises Ltd.-7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4; Mr. Stinson-Slot #386, P.O. Box-A.P.59223, Nassau, Bahamas; Mr. Boulton-Suite 1800, 1095 West Pender Street, Vancouver, British Columbia, Canada V6E 2M6; Dr. Jackson-P.O. Box 470, Kensington, Maryland 20895; Mr. Howard-P.O. Box 1132, Sooke, British Columbia, Canada V0X 1N0; and Ravenscraig Properties Limited-Box 71, Alofi, Niue.

  The determination and calculation of beneficial ownership for purposes of preparing this table is based upon the definition of beneficial ownership in Rules 13d-3 and 13d-5 of the United States Securities Exchange Act of 1934, pursuant to which a person is deemed to beneficially own any securities over which he or she has either investment or voting power. Pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, we have also included in each person's share count any shares under any options, warrants, rights or conversion privileges which are or may become exercisable by that person within 60 days of the date of calculation for purposes of this proxy statement. In computing each person's respective percentage ownership, the shares attributable to his or her exercisable securities under the 60-day inclusion rule are treated as being outstanding (i.e., are added to the total outstanding shares of that class for computational purposes), while exercisable securities attributable to the other executive officers, directors or 5% shareholders under the 60-day inclusion rule are disregarded. In computing the percentage ownership our company's officers and directors as a group, all shares attributable to exercisable securities held by the members of that group under the 60-day inclusion rule are treated as being outstanding (i.e., are added to the total outstanding shares of that class for computational purposes). The base number of outstanding shares of common stock, series 'A' preferred stock and series 'B' preferred stock as of the applicable date are 10,206,694, 1,000 and 175,001 shares, respectively.

  Executive officer.

  Director-nominee.
  5% shareholder.
  Includes 677,956 common shares held by held by JPT 2 Holdings Ltd., a management services corporation owned and controlled by Mr. Thuot, and 75,000 common shares held by JPT II Family Trust, a family trust controlled by Mr. Thuot.
  Includes 67,475 shares held by McSheahan Enterprises Ltd., a management services corporation owned and controlled by Mr. Sheahan; 56,250 common shares held by the McSheahan Family Trust, a family trust controlled by Mr. Sheahan; and 19,689 common shares held by Mr. Sheahan's wife.
  Includes 1,417,116 common shares held by J9 Enterprises Ltd. a management services corporation owned and controlled by Mr. Chato; 199,000 common shares held by BO Technical Developments Ltd., a corporation owned and controlled by Mr. Chato; 50,624 common shares held by BO Gas Limited, a corporation which Mr. Chato indirectly controls, and 50,000 common shares held by Mr. Chato's wife.
  Includes 1,554,919 common shares held by Ravenscraig Properties Ltd., a corporation owned and controlled by Mr. Stinson.
  These shares are held by Ravenscraig Properties Ltd.
  No common shares underling vested options held by the reporting person are included insofar as they are out-of-the-money.
  JPT 2 Holdings Ltd. is a management services corporation owned and controlled by Mr. Thuot. Ownership of these common shares is also attributed to Mr. Thuot in this table. See note (6) to this table.
  J9 Enterprises Ltd. Is a management services corporation owned and controlled by Mr. Chato. Ownership of these common shares is also attributed to Mr. Chato in this table. See note (8) to this table.
  Ravenscraig Properties is a corporation owned and controlled by Mr. Stinson. Ownership of these shares is also attributed to Mr. Stinson in this table. See notes (9) and (10) to this table.

To our knowledge there are no existing arrangements the operation of which may, at a later date, result in a change in control of our company.

Summary Of Compensation Paid To Named Executive Officers

The following table shows the compensation paid over the past three fiscal years with respect to Clean Energy's three "named executive officers" in fiscal 2001.  Under SEC rules, a company's "named executive officers" consist of its chief executive officer, its other most highly compensated executive officers (not to exceed four) whose annual salary and bonus exceeded $100,000 in the aggregate; and up to two additional individuals (if any) who would be included amongst those four other most highly compensated executive officers but for the fact that those individuals were not serving as an executive officer of the company. The term named executive officer also includes any officer who resigned during the year but would otherwise have been a named executive officer as of the end of the year.

Long Term Compensation
		Annual Compensation (1)			Awards		Payouts
Named Executive Officer and Principal Position	Year	Salary	Bonus	Other	Restricted Stock	Securities Underlying Options & SARs	Long Term Incentive Plan	All Other Compensation

John P. Thuot President	2001 2000 1999	$ 19,500(3) 74,500 73,350	--- --- ---	$ 46,800(4) --- ---	--- --- ---	--- --- 80,000(8)	--- --- ---	--- --- ---
Barry A. Sheahan Chief Financial Officer	2001 2000 1999	$ 19,500(5) 74,500 73,350	--- --- ---	$ 46,800(6) --- ---	--- --- ---	--- --- 80,000(8)	--- --- ---	--- --- ---
John D. Chato Head of Research and Development	2001 2000 1999	$ 85,365(7) 81,300 80,000	--- --- ---	--- --- ---	--- --- ---	--- --- 100,000(8)	--- --- ---	--- --- ---

  Clean Energy ordinarily pays salaries and other compensation to our named executive officers in Canadian dollars. The amounts shown as paid in this table have been converted into United States dollars based upon the average exchange rate for the year of payment used in preparing our consolidated financial statements.

  Includes, among other things, perquisites and other personal benefits, securities or property which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

  Includes compensation paid to Mr. Thuot under his employment agreement. See "Employment Agreements With Executive Officers".

  Reflects remuneration paid to JPT2 Holdings Ltd., Mr. Thuot's personal service corporation, for the provision of Mr. Thuot's personal services pursuant to Clean Energy's management services agreement with that company. See "Employment Agreements With Executive Officers".
  Includes compensation paid to Mr. Sheahan under his employment agreement. See "Employment Agreements With Executive Officers"
  Reflects remuneration paid to McSheahan Enterprises Ltd., Mr. Sheahan's personal service corporation, for the provisions of Mr. Sheahan's personal services pursuant to Clean Energy's management services agreement with that company. See "Employment Agreements With Executive Officers".
  Mr. Chato's status as a paid employee of Clean Energy terminated effective December 30, 2001 as a consequence of the transfer of Clean Energy Technologies (Canada) Inc. to him. See "Transactions With Management And Principal Shareholders" below.'
  Common shares underlying stock options.

Summary Of Stock Options And Stock Appreciation Rights Granted
To Named Executive Officers

There were no grants to our named executive officers of options to purchase our common shares or stock appreciation rights relating to our common shares during the 2001 fiscal year.

Summary Of Stock Options And Stock Appreciation Rights Exercised By
Named Executive Officers And Year End Balances

No individual grants of options to purchase our common shares or stock appreciation rights relating to our common shares were exercised during the 2001 fiscal year by any of our named executive officers. Since there was no public market or other method to value our common shares as of December 31, 2001, we are unable to make any determination as to whether there were any unexercised in-the-money options to purchase our common shares or stock appreciation rights relating to our common shares as of that date, and, if so, the value of those options or stock appreciation rights as of that date.

Employment Agreements With Executive Officers

On March 5, 1999, we entered into employment agreements with Mr. Thuot as our President and Mr. Sheahan as our Chief Financial Officer. The essential terms of the employment agreements, which are virtually identical, are as follows:

Each agreement provides for a one-year initial term. After the initial term, each agreement will renew automatically for successive one year terms, unless either party elects by a written, 60-day notice not to renew or the agreement is terminated earlier in accordance with its terms.

Each officer is required to devote his full and undivided attention to our affairs.

Messrs. Thuot's and Sheahan's salaries under their respective employment agreements are CDN $110,000. Each of these officers is also entitled to an annual performance bonus as determined by our board.

Each agreement provides for early termination in the case of the following events:

  the death or disability of the officer;

  the termination of the officer by us for "Cause," as that term is defined in the agreement; or

  the termination by the officer for "Good Reason," as that term is defined in the agreement.

In general, where a termination is for death, disability, "Cause" or by the officer with "Good Reason," compensation allowances and benefits under the agreement will accrue only through the effective date of the termination. However, and again in general, where a termination is with "Cause," or by the officer for "Good Reason," the agreement provides that we will pay compensation and stipulated allowances and benefits to the officer through the end of the then applicable term.

Effective April 1, 2001, the employment agreements with Messrs. Thuot and Sheahan were superceded for Canadian business and income tax considerations personal to each of these executive officers by management services agreements with personal service corporations entirely owned and controlled by those officers (JPT2 Holdings Ltd. in the case of Mr. Thuot, and McSheahan Enterprises Ltd. with respect to Mr. Sheahan). These management services agreements contain the same terms and conditions as the superceded employment agreements, except that (1) the contracting personal service corporation owned by each of those executive officers is obligated under that agreement to provide the exclusive services of that executive officer to Clean Energy; and (2) in order to preserve corporate cash flow and subject to reconsideration during the pending term, monthly base compensation under each agreement was changed from CDN $10,106 ($6,500) per month to CDN $8,000 ($5,200) plus incentive options to purchase 1,000 shares of common stock per month. These options have an exercise price of $2 per share and lapse five years from date of grant.

On March 5, 1999, we agreed to grant incentive options under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan to Messrs. Thuot, Sheahan and Chato entitling them to each purchase 80,000, 80,000 and 100,000 unregistered shares of our common stock, respectively, as an inducement for their continued performance as officers. The exercise price for these options is $2 per share, which was based upon a proposed offering price of our series 'B' preferred stock which would carry a $2 per share liquidation preference. Although we had no valuation for our common stock, its value at the time of the issuance of these options is significantly less than $2 per share. Each officer's options vest in equal installments upon the conclusion of his first through fifth annual anniversary of continuous employment, and lapse, if unexercised, five years following the date of vesting.

Report Of Board Of Directors On Executive Compensation

The following is a report from our board of directors addressing our compensation policy as it relates to Clean Energy's executive officers and key employees; and the rationale for compensation paid and prospectively payable to our President and principal executive officer for fiscal 2000, Mr. John P. Thuot, under his employment agreement.

Compensation Report

Compensation Policies

In order to attract and retain qualified executives and key employees, Clean Energy's compensation program is designed to meet the following objectives:

  to reward individual results and to induce loyalty in the short and intermediate term by recognizing performance through base salary and, once we have revenues, annual bonuses; and

  for the longer term, to reward individual results, induce long-term loyalty, and link the interests of these executives and key professionals with the interests of our shareholders by encouraging stock ownership in Clean Energy through the grant of options tied to continued employment.

The initial amount of monthly base salary paid to executive officers and key employees is the amount, as determined by the board of directors as necessary within the company's financial limitations to attract and retain executives with the requisite superior abilities to both perform their executive and professional functions and, given the developing nature of our business and our desire to maintain a lean staffing profile, to provide cross-support for our other executives and employees. The determination of which executive officers and key employees should receive a bonus and/or grant of stock options, and what the amount of the bonus and/or terms of the grant of stock options should be, is based upon a subjective analysis of the executive's or key employee's level of responsibility, performance of duties, and contribution toward Clean Energy's success, and takes into consideration other types and amounts of performance based compensation paid to them. All stock options granted to date are subject to vesting conditions based on continued employment, which the board of directors believes creates a more productive workforce by meeting the following objectives:

  acting as an inducement for long-term employment with Clean Energy, thereby lending stability to our employee base and preserving the confidentiality of our proprietary property; and

  encouraging longer-term productivity by our employees as they see their efforts translate into greater share value.

Compensation for Chief Executive Officer

Mr. John P. Thuot, our President and chief executive officer, is entitled to the following compensation under his employment agreement with Clean Energy dated March 5, 1999, as superceded by a management services agreement with Mr. Thuot's personal service corporation dated May 5, 2001:

  a current annual base remuneration of CDN $96,000 (U.S. $62,000),

  options to purchase 1,000 shares of common stock per month at $2 per share; and

  an annual performance bonus, as determined in the sole discretion of our board of directors.

The annual base salary payable to Mr. Thuot at the time he entered into his employment agreement was considerably lower than the amount our board of directors believed he should otherwise receive based upon his level of responsibility in the development of our company and its business, and was primarily fixed based upon Clean Energy's financial condition at that time. We anticipate that the board of directors will approve a meaningful increase when warranted by additional financial resources and business developments.

Section 162(m) of the Internal Revenue Code

The board of directors has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in for at least the upcoming year.

Should limitations on the deductibility of compensation become a material issue, the board of directors will, at that time, determine whether such a policy should be implemented, either in general or with respect to specific executives.

The Board of Directors
John D. Chato	R. Dirk Stinson
John P. Thuot	L. Clive Boulton
Barry A. Sheahan	William D. Jackson
John L. Howard

The above report is typically provided by a compensation committee comprised of independent outside directors established by our board of directors. However, our board has not to date established a compensation or other committee serving a similar function, and does not anticipate it will do so until our shareholder base has expanded through pending stock distributions by our affiliates and the commencement of trading of our common stock on a public market.

Report Of Board Of Directors On Audit And Independent Auditors

The following is a report from of our board of directors relating to certain matters concerning the audit of our financial statements and our independent auditors.

Audit Report

The board of directors reviews Clean Energy's financial reporting process. In fulfilling our responsibilities, we have reviewed and discussed the audited financial statements contained in Clean Energy's annual report on form 10-K for the year ended December 31, 2001 with Clean Energy's management and independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The board of directors has discussed with Clean Energy's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the independent auditors provided to the board of directors the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the board of directors has discussed with the independent auditors their independence from Clean Energy and its management, including the matters in that disclosure.

In reliance on the reviews and discussion referred to above, the board of directors has approved the audited financial statements contained in Clean Energy's annual report on form 10-K for the year ended December 31, 2001, for filing with the SEC.

The board of directors has also approved the appointment of Deloitte & Touche LLP as Clean Energy's independent auditor's for the year ended December 31, 2001, subject to shareholder ratification.

The board of directors has not to date adopted a written audit charter.

The Board of Directors
John D. Chato	R. Dirk Stinson
John P. Thuot	L. Clive Boulton
Barry A. Sheahan	William D. Jackson
John L. Howard

The above report is typically provided by an audit committee comprised of independent outside directors established by our board of directors. However, our board has not to date established an audit or other committee serving a similar function, nor has it adopted an audit charter, and does not anticipate it will do so until our shareholder base has expanded through pending stock distributions by our affiliates and the commencement of trading of our common stock on a public market.

Transactions With Management And Principal Shareholders

Since January 1, 2001, NXT has entered into the following material transactions or series of transactions with our management and principal shareholders:

  Effective April 1, 2001, Clean Energy's employment agreements with Messrs. Thuot and Sheahan were superceded for Canadian business and income tax considerations personal to each of these executive officers by management services agreements with personal service corporations entirely owned and controlled by those officers (JPT2 Holdings Ltd. in the case of Mr. Thuot, and McSheahan Enterprises Ltd. with respect to Mr. Sheahan). These management services agreements contain the same terms and conditions as the superceded employment agreements, except that (1) the contracting personal service corporation owned by each of those executive officers is obligated under that agreement to provide the exclusive services of that executive officer to Clean Energy; and (2) in order to preserve corporate cash flow and subject to reconsideration during the pending term, monthly base compensation under each agreement was changed from CDN $10,106 ($6,500) per month to CDN $8,000 ($5,200) plus incentive options to purchase 1,000 shares of common stock per month. These options have an exercise price of $2 per share and lapse five years from date of grant. For a description of the superceded employment agreements, see "Employment Agreements With Executive Officers" above.
  On December 31, 2001, we transferred ownership of our wholly-owned research and development subsidiary, Clean Energy Technologies (Canada) Inc. ("Clean Energy Technologies"), to Mr. Chato for proceeds of $1. At the effective date of the sale, Clean Energy Technologies had net liabilities of $953,526, including contingent liabilities in the amount of $288,687 arising from contracts previously entered into by Clean Energy either jointly with, or on behalf of, that company before its transfer in December 2001 by Clean Energy.

In December 2001, we formed a new wholly-owned subsidiary, Clean Energy USA, a Delaware corporation, for the dual purpose of managing pulse combustion technology research & development activities and commercializing our pulse combustion technology through licensing and royalty agreements in North America. Effective January 1, 2002, Clean Energy USA entered into a research and development agreement with Clean Energy Technologies on a cost plus basis, pursuant to which Clean Energy Technologies provides pre-approved budgeted pulse combustion research and development services to Clean Energy USA, and invoices the latter company for its budgeted costs, related overhead and a 10% mark-up.

These transactions were undertaken for the short-term objective of preserving Clean Energy Technologies ability to fully procure Canadian research and development tax credits to fund continued pulse combustion research for our benefit, and for the longer-term objective of reducing our overall research and development expenditures through the utilization of grants and tax-incentive programs through a dedicated research and development entity both in the United States and Canada.

  Since August 8, 1999, Mr. Stinson has made a number of short-term advances to Clean Energy to fund our operating costs pursuant to the terms of an unsecured revolving promissory note of that date in the original amount of $50,000. This note required Clean Energy to repay the original $50,000 advanced plus any additional advances under the note, together with interest accrued on these amounts at the rate of prime plus 2% per annum, by August 10, 2000, or any earlier time we raise CDN $750,000 in equity, debt or joint-venture financing or product revenues.

On or about August 10, 2000, we amended the note to provide for the repayment of any outstanding balances to thirty days of demand. Mr. Stinson was also given the right to convert any portion of the outstanding indebtedness under the note into common shares at the conversion rate of one common share per $2 of indebtedness. On August 15, 2000, Mr. Stinson converted the current balance of the loan as of that date into common shares.

On September 30 2001, we amended the conversion feature of the note to give Mr. Stinson the right, should the common shares be listed on the OTC Bulletin Board, to convert any portion of outstanding indebtedness under the note that accrues on or prior to the date that occurs two months after the date of commencement of trading (July 16, 2002) at a conversion rate equal to 80% of the average market trading price for the twenty business days prior to conversion, but not to exceed $2 per share. The balance of Mr. Stinson's short-term advances as of December 31, 2001, was $174,406, which also represented the highest balance during fiscal 2001.

  Since February 6, 2001, Mr. Sheahan and members of his family have made a number of short-term advances to Clean Energy to fund our operating costs. On September 30, 2001, we entered into promissory notes with Mr. Sheahan and his family members stipulating that Clean Energy would repay these advances, together with interest accrued on these amounts at the rate of prime plus 2% per annum, upon thirty days of demand and also giving them the right to convert any portion of outstanding indebtedness that accrues on or prior to the date that occurs two months after the date of commencement of trading (July 16, 2002) at a conversion rate equal to 80% of the average market trading price for the twenty business days prior to conversion, but not to exceed $2 per share. The balance of Mr. Sheahan's short-term advances under this note as of December 31, 2001, was $24,088, which also represented the highest balance during fiscal 2001.

  Clean Energy entered into promissory notes on September 30, 2001 with each of JPT 2 Holdings Ltd. (Mr. Thuot's personal service management company) and McSheahan Enterprises Ltd. (Mr. Sheahan's personal service company), with respect to the payment of accrued but unpaid management fees to each of these companies relating to the provision by Messrs. Thuot and Sheahan of services to the company. Clean Energy also entered into a promissory note on September 30, 2001 with Mr. Chato with respect to the payment of accrued but unpaid salary to this executive officer. Pursuant to these notes, Clean Energy agreed to repay the management fees or salary due, together with interest accrued thereon at the Royal Bank Prime Rate plus 2% per annum, on September 30, 2002 or such earlier time as the company were to raise $1,000,000 in financing. The note holders were also given the right to convert any portion of outstanding indebtedness that accrues on or prior to the date that occurs two months after the date of commencement of trading (July 16, 2002) at a conversion rate equal to 80% of the average market trading price for the thirty day period prior to conversion, but not to exceed $2 per share. As of December 31, 2001, the balance of management fees due to each of JPT 2 Holdings Ltd. and McSheahan Enterprises Ltd. Was $31,391, and unpaid salary due to Mr. Chato was $58,065. These amounts also represented the highest balance due to each noteholder during fiscal 2001.

  Mr. L. Clive Boulton, a current director and a director-nominee, is a partner of DuMoulin & Boskovich, a law firm located in Vancouver, British Columbia, Canada, which rendered legal services to Clean Energy during fiscal 2001.

  Dr. William D. Jackson has been a consultant to Clean Energy since January 20, 2000. From April 2, 2000 through April 1, 2001, Dr. Jackson was employed pursuant to a one-year Corporate Consulting Agreement pursuant to which he would provide up to 384 hours of services including participating in a pulse combustion technology characterization study, for payment of $4,000 per month for the duration of the contract plus travel expenses. From April 2, 2001 through April 1, 2002, Dr. Jackson was employed pursuant to a one-year Corporate Consulting Agreement pursuant to which he would provide up to 480 hours of services including participating in a pulse combustion technology characterization study, for payment of $5,000 per month for the duration of the contract plus travel expenses. This latter agreement was not formally renewed in April 2002, however, Dr. Jackson has continued to provide consulting services to Clean Energy on the terms of the expired agreement, which obligation Clean Energy ratifies. Terms of a new agreement are presently under discussion.

Stock Performance Graph

The common shares currently trade over-the-counter on the OTC Bulletin Board under the trading symbol "CGBY". Since there was no public market or other method to value the common shares until trading commenced on the OTC Bulletin Board in June 2002, we are unable to provide a stock performance graph comparing the percentage change in the cumulative total shareholder return of our common stock against the cumulative total shareholder return of any other market or industry peer group since no public market for our common stock. The closing price for the common shares as quoted on the OTC Bulletin Board as of August 27, 2002 was $0.25.

Compliance With Section 16(a) Of The Securities And Exchange Act

Section 16(a) of the Securities and Exchange Act of 1934 requires any person who is a director or executive officer of Clean Energy, or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC, to file reports of initial ownership and changes in ownership with the SEC. These persons are also required under SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To our knowledge during fiscal 2001, based solely on our review of the copies of the Section 16(a) reports furnished to us and written representations to us that no other reports were required, Mr. Boulton did not timely file a form 4 in January 2001 relating to the grant of options to purchase 60,000 common shares to him by Clean Energy, and Mr. Jackson did not timely file a form 3 in February 2001 relating to his initial holdings in Clean Energy (none), and the grant of options to purchase 60,000 common shares to him by Clean Energy upon his appointment as a director.

By Order of the Board of Directors
/s/ Barry A. Sheahan
Barry A. Sheahan Chief Financial Officer and Secretary

September 12, 2002

Proxy For Holders Of Common Stock and Series 'B' Preferred Stock

Clean Energy Combustion Systems, Inc.

Annual Meeting of Shareholders - October 18, 2002

The undersigned hereby appoints JOHN P. THUOT and BARRY A. SHEAHAN and each of them (with full power to act without the other) the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of common stock, par value $0.0001 (the "common shares") and series 'B' preferred stock, par value $0.0001 (the "series 'B' preferred shares") of CLEAN ENERGY COMBUSTION SYSTEMS, INC., a Delaware corporation ("Clean Energy"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Clean Energy (the "annual meeting") to be held at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada V5J 4N4, on Friday, October 18, 2002, at the hour of 11:00 a.m., Pacific Standard Time, or any postponed or adjourned meetings thereof, as described in Clean Energy's Notice of Annual Meeting of Shareholders And Proxy Statement dated September 12, 2002 (the "proxy statement").

1. Election Of Directors

The election of the following seven nominees identified in the proxy statement to serve on Clean Energy's board of directors until the annual meeting to be held in the year 2003:

John D. Chato           John P. Thuot           Barry A. Sheahan

R. Dirk Stinson           L. Clive Boulton           William D. Jackson           John L. Howard

For  [___]           Withhold  [___]

You may withhold authority to vote for the election of any of the director nominees by lining through his name above.

Clean Energy's board of directors recommends that you vote "FOR" the election of Messrs. Chato, Thuot, Sheahan, Stinson, Boulton, Jackson and Howard to serve on its board of directors. Unless specific direction is given to withhold authority for the election of all of the aforesaid director nominees or any of them, the common or series 'B' preferred shares represented by this proxy shall be voted "FOR" the election of each of the aforesaid director nominees (including where this proxy has been duly signed but no specific voting instructions have been given).

2. Ratification Of Independent Auditors

Ratification of the appointment of Deloitte & Touche LLP as Clean Energy's independent auditors for the fiscal year ended December 31, 2002.

For  [___]           Against  [___]           Abstain  [___]

Clean Energy's board of directors recommends that you vote "FOR" the ratification of Deloitte & Touche LLP as Clean Energy's independent auditors for the fiscal year ended December 31, 2002. Unless specific direction is given to vote against or to withhold authority for the ratification of this proposal, the common and series 'B' preferred shares represented by this proxy will be voted "FOR" that proposal (including where this proxy has been duly signed but no specific voting instructions have been given).
  Other Matters

All other matters that may properly be brought before the annual meeting for vote by the holders of the common and series 'B' preferred shares, or any postponements or adjournments thereof, as to which the undersigned hereby confers discretionary authority upon said proxies.

For  [___]           Withhold  [___]

Clean Energy's board of directors recommends that you vote "FOR" the proposal. Unless specific direction is given to withhold authority for the aforesaid proposal, the common and series 'B' shares represented by this proxy will be voted by the proxy holders in their discretion.

All other proxies heretofore given by the undersigned to vote common or series 'B' preferred shares which the undersigned would be entitled to vote if personally present at the annual meeting or any postponement or adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof.

The undersigned acknowledges receipt of a copy of the proxy statement dated September 12, 2002 relating to the annual meeting.

NOTE: Please date this proxy and sign it exactly as your name or names appear on your shares. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.

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